UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2005

LAWSON SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-33335

Delaware	41-1251159
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

380 St. Peter Street, St. Paul, Minnesota	55102-1302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 767-7000

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Acquisition of Intentia International AB

On June 2, 2005, Lawson Software, Inc. (“Lawson” or “Lawson Software”) entered into an agreement to combine with Stockholm, Sweden-based Intentia International AB (“Intentia”) in an all-stock transaction.   Lawson and Intentia will effect their business combination through a recommended public offer in Sweden (the “Offer”) for (i) all outstanding Intentia Series A and Series B shares and (ii) all outstanding warrants to purchase Series B shares, in each case in exchange for shares of Lawson common stock.  Under the Offer, Lawson would issue approximately 81 million shares of its common stock, with an aggregate transaction value of approximately USD 480 million, based on the closing price of Lawson common stock on May 31, 2005.  The Offer is expected to result in Lawson’s stockholders owning approximately 56.75 percent, and Intentia’s stockholders owning approximately 43.25 percent, of Lawson based on the Lawson capital stock and Series A and Series B Intentia capital stock, calculated on a fully-diluted basis using the treasury method.  Lawson and Intentia have entered into a Transaction Agreement in connection with the Offer and certain stockholders of each company have entered into Irrevocable Undertakings with respect to the Offer.  Lawson and Intentia intend that the Merger (as defined) and the exchange of the Intentia shares and warrants pursuant to the Offer, together, will qualify as an exchange within the meaning of Section 351 of the United States Internal Revenue Code.

In connection with the Offer, Lawson plans, subject to completion of documentation required by applicable laws and regulations as mutually agreeable to both parties, to make an offer to purchase all outstanding 5% Convertible Subordinated Notes due 2006 (the “Notes”) of Intentia for cash equal to the principal amount of each outstanding Note plus accrued but unpaid interest, if any, to the end of the acceptance period.

The Offer will be made by Lawson Holdings, Inc, (“Holdings”), a new Delaware holding corporation created to effect the Offer.  At the time all conditions to the Offer are satisfied or waived, subject to shareholder approval, Lawson Software will complete the holding company reorganization (the “Restructuring”).  As part of the Restructuring, Lawson Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Holdings, will merge with and into Lawson Software, with Lawson Software as the surviving corporation (the “Merger”).  By virtue of the Merger, each share of Lawson Software’s outstanding common stock will be converted, on a one share for one share basis, into a share of Holdings common stock.  Lawson Software will become a wholly owned subsidiary of Holdings, which will become the public company listed on Nasdaq with the same capitalization, articles and bylaws as Lawson Software, and will assume all of Lawson Software’s obligations under existing stock option plans or grants.  The consideration under the Offer will be newly issued shares of Holdings common stock.   All references to Lawson include Lawson Software in this form prior to the Restructuring and Holdings as the successor public company after the Restructuring.

In the Offer:

•                  Lawson is offering 0.5061 newly issued share of Lawson common stock for each outstanding Series A share.

•                  Lawson is offering 0.4519 newly issued share of Lawson common stock for each outstanding Series B share.

•                  Lawson is offering 0.2157 newly issued share of Lawson common stock for each warrant to purchase Series B shares of Intentia.

The Offer for the Notes will be financed by liquid funds and existing credit facilities within the Lawson group.

Completion of the Offer is subject to satisfaction of the following conditions:

1. That the Offer is accepted to such an extent that Lawson becomes the owner of shares (including warrants to purchase shares) representing more than 90% of each of the outstanding shares and voting power in Intentia on a fully diluted basis (defined for this purpose to include all shares issuable pursuant to outstanding warrants but exclude shares issuable pursuant to outstanding convertible securities);

2. That the recommendation by the Board of Directors of Intentia that Intentia shareholders accept the Offer has not been withdrawn or materially adversely modified;

3. That the shares of Lawson to be issued under the Offer are approved for listing on the Nasdaq National Market;

4. That all necessary approvals from public authorities, including competition authorities, are obtained on terms reasonably acceptable to Lawson;

5. That Lawson’s Registration Statement on Form S-4 in the United States, which will register the shares of Lawson common stock to be issued pursuant to the Offer, has become effective under the Securities Act of 1933, as amended, and is not the subject of any stop order or proceeding seeking a stop order;

6. That Lawson’s stockholders have approved the Merger and the issuance of the Lawson shares in connection with the Offer by the required vote under Nasdaq rules;

7. That no buyer publicly announces an offer to acquire shares in Lawson, which, based on the good faith determination by the Board of Directors of Lawson of its fiduciary obligations to its stockholders under law in the United States, results in the withdrawal or material, adverse modification of the recommendation by the Board of Directors of Lawson that the Lawson stockholders approve the Merger and the issuance of shares of Lawson in connection with the Offer; provided that the Lawson Board of Directors may not withdraw or modify its recommendation unless (i) it receives an alternative acquisition proposal, (ii) it provides Intentia prior notice of Lawson’s Board meeting to consider the alternative proposal, (iii) a majority of Lawson’s Board makes a good faith determination (with the consultation of its legal and financial advisors) that the alternative acquisition proposal represents a superior proposal, (iv) Lawson’s Board determines in good faith that the Board recommendation change is required in order to satisfy the Board’s fiduciary duties to Lawson’s stockholders, and (v) Lawson shall not have violated its non-solicitation obligation to Intentia;

8. That Intentia does not take any measures which are reasonably likely to have a material adverse effect on the satisfaction of the conditions to the Offer or its implementation, including any of the following that are reasonably likely to have such an effect: (i) disposing of a material part of Intentia’s assets, (ii) declaring or paying any dividends on or making any other distributions (whether in cash, stock or property) in respect of any of Intentia’s capital stock, (iii) increasing or agreeing to increase the compensation payable or to become payable to Intentia’s officers or, except in accordance with past practice, employees, (iv) granting or agreeing to grant any severance or termination pay except in accordance with past practice or with the consent of Lawson, or (v) operating Intentia in a manner other than in the ordinary course of its business;

9. That prior to the expiration of the acceptance period, the combination of Lawson and Intentia is not prohibited or significantly impaired, or the ownership or operation of Intentia by Lawson is prohibited or significantly impaired, as the result of legislation, actions of a court or public authority, or similar events in Sweden, in the United States, or in another country, which have occurred or are expected to occur;

10. That no material adverse effect on Intentia’s financial condition or operations has occurred or exists; “material adverse effect” shall mean any change, effect, event, state of facts or inaccuracy (including, without limitation, any inaccurate or misstated information made public by Intentia or any information which should have been made public by Intentia and has not been made public), that has not been made public or disclosed in writing to Lawson prior to the announcement of this Offer and that has had a material adverse effect on Intentia’s business, results of operations, or financial condition; provided, however, no changes, effects, events or state of facts related to any of the following shall be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, a material adverse effect: (a) conditions affecting the software industry generally or the economy of any country where Intentia has conducted operations generally; (b) the announcement or pendancy of the Offer; (c) conditions affecting general world-wide economic, business or capital market conditions; (d) changes in applicable laws or accounting principles after the date hereof; or (e) an outbreak or escalation of hostilities involving the United States or Sweden, the declaration of the United States or Sweden of a national emergency or war, or the occurrence of any acts of terrorism;

11. That Intentia, after the date of this press announcement, has not issued any shares of its capital stock or granted any options, rights or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock, except upon the exercise of warrants, options or convertible securities outstanding on the date hereof or with the prior written approval of Lawson; and

12. Lawson shall have received an opinion of Dorsey & Whitney LLP, counsel to Lawson, and Intentia shall have received an opinion of O’Melveny & Myers LLP, counsel to Intentia, respectively, that the Merger and the exchange of the Intentia shares and warrants pursuant to the Offer, together, will qualify as an exchange within the meaning of Section 351 of the United States Internal Revenue Code.

Lawson may withdraw the Offer in the event that it is clear that any of the above conditions are not fulfilled or cannot be fulfilled. However, with regard to the conditions 2 through 5 and 7 through 12 such withdrawal will only be made provided that the failure of the relevant condition is of material importance to Lawson’s acquisition of Intentia.

Lawson reserves the right to waive, in whole or in part, all of the conditions set out above, save for conditions 3 through 6 and 12. However, condition 1 will not be waived if Lawson would obtain less than 70% of the outstanding shares and voting power of Intentia.

Symphony Technology Group (“Symphony”) and Tennenbaum Capital Partners, LLC (“Tennenbaum”), which group owns in the aggregate 4,580,384 shares of Series A and 59,217,099 shares of Series B in Intentia, representing 38 percent of the capital and 49 percent of the votes in Intentia, and 23,000,000 warrants to purchase Series B shares of Intentia, representing all of Intentia’s outstanding warrants, have each undertaken, pursuant to an agreement providing that such undertakings shall be irrevocable until the closing of the Offer or that date which is six months following termination of the Offer: (i) to accept the Offer, tender all of their shares and warrants and not withdraw their shares or warrants once tendered, (ii) to vote against competing acquisition proposals, (iii) not to transfer any of their Intentia shares or warrants and (iv)  not to solicit competing proposals for the acquisition of Intentia.

Richard Lawson, John Cerullo and William Lawson, which group owns 35,526,226 shares of Lawson common stock, or 35 percent of the outstanding shares, have each undertaken, pursuant to an agreement providing that such undertakings shall be irrevocable until the closing of the Offer or that date which is six months following termination of the Offer: (i) to vote all of their respective Lawson shares at the Special Meeting of Lawson Stockholders in favor of the Merger and the approval of the issuance of Lawson Shares to be offered to Intentia stockholders in the Offer, (ii) to vote all of their respective Lawson shares at the Special Meeting of Lawson Stockholders against any competing acquisition proposals and (iii) not to transfer any of their Lawson shares, and (iv) not to solicit competing proposals for the acquisition of Lawson.

Lawson and Intentia have entered into a Transaction Agreement in connection with the Offer.  Each of the parties has agreed that it will not solicit, encourage or facilitate an alternative acquisition proposal for such party, or furnish information regarding such party to a third party and it will notify the other party upon receipt of any alternative acquisition proposals.  Neither party will engage in any discussions with any third party with respect to an alternative acquisition proposal, or provide information to such third party, unless a party receives a bona fide unsolicited written acquisition proposal and a majority of such party’s board (with the consultation of its legal and financial advisors) in good faith determines that such proposal represents a superior proposal and that such discussions with the third party are required in order to comply with such party’s fiduciary obligations to its stockholders.

Lawson and Intentia have also agreed that their respective board recommendations shall not be amended, modified or altered in any way adverse to the other party, unless the party changing its recommendation (i) receives an alternative acquisition proposal, (ii) provides the other party prior notice of the party’s board meeting to consider the alternative proposal, (iii) the majority of that party’s board has made a good faith determination (with the consultation of its legal and financial advisors), that the alternative acquisition proposal represents a superior proposal, (iv) the party’s board determines in good faith that the board recommendation change is required in order to comply with such party’s fiduciary obligations to its stockholders, and (v) the party shall have not violated its non-solicitation obligations to the other party.   In addition, Intentia’s board may change its recommendation in the event of a material adverse effect (as defined in the Transaction Agreement) with respect to Lawson or in the event of certain failures by Lawson to perform covenants described in the Transaction Agreement.

Lawson has agreed to extend the Offer for successive extension periods not in excess of ten (10) business days per extension if, at the scheduled expiration date of the Offer or any extension thereof, the Conditions 1, 3, 4, 5, 6 (only to the extent that a stockholder vote has not yet occurred), or 9 (only to the extent any actions or events are not final or are subject to appeal) set forth above shall not have been satisfied or waived up through any termination of the Transaction Agreement in accordance with its terms.

Intentia has agreed to redeem the Notes, subject to the announcement that the conditions to the Offer have been fulfilled, on the date set for the expiration of the acceptance period for the Offer contained in the Offer Prospectus, as such date may be extended in accordance with the Transaction Agreement.

Lawson shall pay Intentia a termination fee of $14,250,000 under certain circumstances if (A) an alternative acquisition proposal is made, the Offer is not consummated, and an acquisition of Lawson is subsequently consummated, or (B) the board of Lawson amends, modifies or alters its recommendation to its stockholders regarding the Offer in a manner adverse to Intentia.

Intentia shall pay Lawson a termination fee of $5,400,000 under certain circumstances if (A) an alternative acquisition proposal is made, the Offer is not consummated, and an acquisition of Intentia is subsequently consummated, or (B) the board of Intentia amends, modifies or alters its recommendation to its stockholders regarding the Offer in a manner adverse to Lawson.

A copy of the Transaction Agreement is attached to this report as Exhibit 10.1.  A copy of the press release announcing the transaction is attached to this report as Exhibit 99.1.

A copy of the Irrevocable Undertaking executed by certain Lawson affiliates is attached to this report as Exhibit 10.2, and a copy of the Irrevocable Undertaking executed by certain Intentia affiliates is attached to this report as Exhibit 10.3.

Amendment to Rights Agreement

On June 2, 2005, Lawson and Mellon Investor Services amended their Rights Agreement dated July 28, 2004, in order to provide that the approval, execution or delivery of, and the exercise of rights by Intentia under, the Irrevocable Undertakings will not result in a Distribution Date.  A copy of the amendment is attached to this report as Exhibit 4.1.

Separation Agreement

On June 2, 2005, John J. Coughlan and Lawson announced that he intended to resign from his positions as President, Chief Executive Officer and Director of Lawson.  Mr. Coughlan and Lawson entered into a Separation and Non-Compete Agreement and Mutual Release, dated as of June 2, 2005 (the “Separation Agreement”).  Under the Separation Agreement, Mr. Coughlan will resign from his current positions on June 14, 2005.  Mr. Coughlan will remain a full-time employee until June 30, 2005, and will be a part-time employee of Lawson for up to two years after that date with a salary of $1,000 per month.  Mr. Coughlan will be eligible for any bonuses earned through the end of the fiscal year ended May 31, 2005, and he will receive severance equal to one times his annual base salary and annual target bonus.  Outstanding stock options held by Mr. Coughlan, which had an exercise price that is greater than the closing price for shares of Lawson’s common stock on June 1, 2005, were amended to cease vesting after termination of full-time employment and extend the exercise period to two years from the end of Mr. Coughlan’s full-time employment.  At the end of his full-time employment, Mr. Coughlan will agree to certain noncompetition and nonsolicitation restrictions for 12 months, and grant certain releases to Lawson.  A copy of the Separation Agreement is attached to this report as Exhibit 10.4.

Employment Agreement

On June 2, 2005, Lawson entered into an employment agreement with Harry Debes, who will serve as Lawson’s President and Chief Executive Officer and a member of the Board of Directors.  The agreement provides for an annual base salary equal to $500,000 and an annual target incentive bonus of at least 100% of his annual base salary, which may be earned under and is subject to the terms of Lawson’s Executive Leadership Results Plan.  Mr. Debes will receive a minimum bonus payment of $300,000 for fiscal 2006.  The agreement also establishes Mr. Debes’ eligibility for salary increases and benefits.  The agreement may be terminated either by us or by Mr. Debes at any time.  If we terminate Mr. Debes’ employment without cause or if Mr. Debes terminates his employment for good reason, as defined in the agreement, we are responsible for paying severance equal to 100% of his annual base salary and target incentive compensation at the time of termination.  The agreement also contains certain noncompetition and nonsolicitation restrictions that would be applicable to Mr. Debes for one year following termination of employment if severance is paid.  On June 2, 2005, we granted Mr. Debes options to purchase 2,500,000 shares of Lawson common stock at an exercise price of $5.95 per share, subject to vesting, and awarded him 100,000 shares of restricted stock, subject to vesting.  A copy of the Employment Agreement is attached to this report as Exhibit 10.5.  Mr. Debes’ Stock Option Agreement and Restricted Stock Award Agreement are attached to this report as Exhibits 10.6 and 10.7.

Amendments to Stock Option Agreements

Effective on June 1, 2005, Lawson amended the stock options held by each of its non-employee directors to:  (1) eliminate Lawson’s call right to purchase shares issued after exercise and (2) allow those options to be exercised until the earlier of two years after resignation as a director or the expiration date of the option.  A copy of the notice of amendment is attached to this report as Exhibit 10.8.

Effective on June 1, 2005, Lawson amended the stock options that have an exercise price per share greater than or equal to $5.95 (the closing price on Nasdaq on June 1, 2005) and that are held by each officer who is currently subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, to allow that officer to exercise the options that are unexercised and vested as of that officer’s employment termination date until the earlier of two years after termination of employment or the expiration date of the option.   A copy of the notice of amendment is attached to this report as Exhibit 10.8.

Stipend

On June 2, 2005, Lawson paid a stipend of $10,000 to David Hubers, a member of the Board of Directors, in recognition for his work on the potential acquisition of Intentia International AB.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Jay Coughlan

On June 2, 2005, Jay Coughlan notified Lawson that he intends to resign from his positions as President, Chief Executive Officer and Director of Lawson effective as of June 14, 2005.

Appointment of Harry Debes

On June 2, 2005, the Board of Directors appointed Harry Debes as Lawson’s President and Chief Executive Officer effective as of June 15, 2005.  Mr. Debes will also serve as a member of the Board of Directors.  Mr. Debes, age 51, has been a senior executive in the enterprise software industry for more than 20 years. Previously, he ran Geac Asia-Pacific, Geac Enterprise Solutions for the Americas, and America’s field operations for J.D. Edwards, which included all sales and services. Following J.D. Edwards’ acquisition by PeopleSoft, Mr. Debes left to become president and CEO of SPL Worldgroup, a leading provider of enterprise software to the electrical utility industry. Mr. Debes brings to Lawson deep knowledge of the enterprise software industry, proven business and operational skills, and a strong focus on delivering customer value and satisfaction.

The material terms of Mr. Debes’ employment agreement with Lawson, and grants of options and restricted stock made upon his appointment, are described under Item 1.01.

Item 9.01  Financial Statements and Exhibits.

(c)   Exhibits.

4.1	First Amendment to Rights Agreement, between Lawson and Mellon Investor Services LLC, dated June 2, 2005
10.1	Transaction Agreement, among Lawson, Intentia International AB, Lawson Holdings, Inc. and Lawson Acquisition, Inc., dated June 2, 2005
10.2	Form of Stockholder Irrevocable Undertaking for Lawson affiliates
10.3	Form of Shareholder Irrevocable Undertaking for Intentia affiliates
10.4	Separation and Non-Compete Agreement and Mutual Release between Lawson and Jay Coughlan dated June 2, 2005
10.5	Employment Agreement between Lawson and Harry Debes dated June 2, 2005
10.6	Stock Option Agreement between Lawson and Harry Debes dated June 2, 2005
10.7	Restricted Stock Award Agreement between Lawson and Harry Debes dated June 2, 2005
10.8	Notices of Amendment to Stock Options dated June 1, 2005
99.1	Press Release dated June 2, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lawson Software, Inc.

Date: June 7, 2005	By:	/s/ Robert G. Barbieri
Robert G. Barbieri
Executive Vice President and Chief Financial and Performance Officer

Exhibit Index

4.1	First Amendment to Rights Agreement, between Lawson and Mellon Investor Services LLC, dated June 2, 2005
10.1	Transaction Agreement, among Lawson, Intentia International AB, Lawson Holdings, Inc. and Lawson Acquisition, Inc., dated June 2, 2005
10.2	Form of Stockholder Irrevocable Undertaking for Lawson affiliates
10.3	Form of Shareholder Irrevocable Undertaking for Intentia affiliates
10.4	Separation and Non-Compete Agreement and Mutual Release between Lawson and Jay Coughlan dated June 2, 2005
10.5	Employment Agreement between Lawson and Harry Debes dated June 2, 2005
10.6	Stock Option Agreement between Lawson and Harry Debes dated June 2, 2005
10.7	Restricted Stock Award Agreement between Lawson and Harry Debes dated June 2, 2005
10.8	Notices of Amendment to Stock Options dated June 1, 2005
99.1	Press Release dated June 2, 2005